SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 8, 2001
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                            WINSLOEW FURNITURE, INC.
             (Exact name of registrant as specified in its charter)

                           Florida 0-25246 63-1127982
                           ------- ------- ----------
        (State or other (Commission (I.R.S. Employer Identification No.)
                          jurisdiction of File Number)
                                 incorporation)



                  160 Village Street, Birmingham, Alabama 35242
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (205) 408-7600
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                                (Not Applicable)
          (Former name or former address, if changed since last report)

Item 2.           Acquisition or Disposition of Assets.
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On May 8, 2001 WinsLoew Furniture, Inc. (the "Company" or "Purchaser") and its
parent WLFI Holdings, Inc. ("Holdings" or "Purchaser") acquired all of the outstanding stock of Brown Jordan International, Inc. ("BJI") at a purchase price of $80.4 million. The Stock Purchase Agreement by and among Holdings, the Company, BJI and the Stockholders of BJI also called for the Purchasers to repay outstanding indebtedness at closing, which approximated $44.6 million. The amount of consideration paid by the Company for the BJI stock was determined through an arm's length negotiation between representatives of the Registrant and the Sellers.

In order to complete the acquisition the merger described in Item 5 of this report was consummated simultaneously.

Holdings raised $52.1 million of equity and issued $22 million of subordinated notes to the sellers, both of which were contributed to the Company as additional equity. The balance of the proceeds were provided through a refinancing of the Company's existing Senior Credit Facility. The new Senior Credit Facility consists of a $165 million Term Loan and a $60 million revolving credit facility.

BJI is the parent company of Brown Jordan Company and Casual Living Worlwide. Brown Jordan Company, El Monte CA, is a leading designer, manufacturer and marketer of casual furniture targeting the premium segment of the casual furniture market, while Casual Living World Wide, Oxnard, CA is a leading producer in the value-priced segment of the casual furniture market. In the fiscal year ended September 30, 2000 the company had net sales of $149.7 million




Item 5.             Other Events

In connection with the acquisition described in Item 2 above, the Registrant formed Holdings as the Registrant's wholly-owned subsidiary and Holdings formed WLFI Merger, Inc., as its wholly-owned subsidiary. Immediately prior to the consummation of the acquisition, WLFI Merger, Inc. merged with and into the Registrant, with the Registrant as the surviving corporation of the merger. Pursuant to the merger (i) each outstanding share of common stock of the Registrant was converted into one share of common stock of Holdings, (ii) each share of common stock of WLFI Merger, Inc. was converted into one share of common stock of the Registrant as the surviving corporation of the merger (iii) each share of common stock of Holdings was cancelled and (iv) each outstanding warrant of the Registrant was issued pursuant to that certain Warrant Agreement dated as of August 24, 1999 (the "Warrant Agreement") between the Registrant (as successor by operation of law to WinsLoew Escrow Corp.) and American Stock Transfer & Trust Registrant, as Trustee, was assumed by Holdings in accordance with the Warrant Agreement so that each warrant became exercisable for that number of shares of Holdings common stock equal to the number of shares of Registrant common stock issuable upon the exercise of the warrant immediately prior to the merger, at the same exercise price as was in effect immediately prior to the merger.


Item 7.           Financial Statement and Exhibits


(a)      Financial Statements of business acquired.

Brown Jordan International's financial statements as required will be filed with the Securities and Exchange Commission on or before July 22, 2001.

(b)      Pro forma financial information.

The pro forma financial information of the Registrant and Brown Jordan International will be filed with the Securities and Exchange Commission on or before July 22, 2001.

(c)      Exhibits  (Filed herewith)


1. Stock Purchase Agreement by and among WLFI Holdings, Inc., WinsLoew Furniture, Inc., Brown Jordan International, Inc. and the Stockholders of Brown Jordan International, Inc. dated as of May 8, 2001.

2. Articles of Merger of WLFI Merger, Inc., a Florida corporation, into WinsLoew Furniture, Inc., a Florida corporation.





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            WinsLoew Furniture, Inc.
                                  May 22, 2001

                    by: /s/ Vincent A. Tortorici, Jr.

                    Vincent A. Tortorici, Jr. Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)